UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2020

TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2020, Steffen Pietzke tendered a notice of resignation to Tricida, Inc. (the “Company”) as Senior Vice President, Finance and Chief Accounting Officer with such resignation to be effective as of March 13, 2020.

On March 12, 2020, the Company and Mr. Pietzke entered into a Consulting Agreement (the “Agreement”) pursuant to which, Mr. Pietzke agreed to serve as the Company’s interim chief accounting officer during a transition period. In addition, Mr. Pietzke agreed to a general release of claims in favor of the Company and a covenant not to solicit employees, among other agreements. Under the Agreement, Mr. Pietzke will be retained as a consultant and support the transition to a new chief accounting officer for the Company for up to twelve months following his resignation. In consideration for the Agreement, including the release of claims and covenants, Mr. Pietzke will be compensated during the consulting period at the gross rate of $48,000 per month for up to 40 hours per week of consulting services, with any time spent providing consulting services in excess of 160 hours per month compensated at the gross rate of $300 per hour. Beginning in the month following the hiring of the Company’s chief accounting officer, any consulting services performed by Mr. Pietzke pursuant to the Agreement will be compensated at the rate of $300 per hour. It is intended that all stock options to purchase common stock of the Company or other equity awards that have been granted to Mr. Pietzke by the Company prior to his resignation date shall continue to vest during the consulting period. The Company has initiated the search for a new chief accounting officer.

Mr. Pietzke’s decision to resign is not a result of any disagreement with the Company’s independent registered public accounting firm or any member of management on any matter of accounting principles or practices, financial statement disclosures or internal controls.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2020	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Executive Vice President